UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2023 (June 29, 2023)

Westrock Coffee Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41485	80-0977200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4009 N. Rodney Parham Rd.

3rd Floor

Little Rock, AR 72212

(Address of Principal Executive Offices, and
Zip Code)

(501) 320-4880

Registrant’s Telephone Number, Including
Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.01 per share	WEST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock, par value $0.01 per share	WESTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

PIPE Investment

On June 29, 2023, Westrock Coffee Company, a Delaware corporation (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) with HF Direct Investments Pool, LLC (the “HF Investor”), an affiliate of HF Capital, LLC, pursuant to which the Company agreed to sell and issue to the HF Investor and the HF Investor agreed to purchase from the Company 5 million shares (the “HF Subscription Amount”) of common stock, par value $0.01 per share (the “Common Shares”), of the Company at a purchase price per share of $10.00 for aggregate gross proceeds to the Company of $50 million (such transaction, the “HF Investment”). The HF Investor is a current stockholder of the Company and holds, as of the date of this current report, approximately 8 million Common Shares.

The HF Investment is subject to customary closing conditions including the termination or expiration of the waiting period (and any extension thereof) applicable to the HF Investment under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Company and the HF Investor are required to use their respective reasonable best efforts to obtain all necessary governmental approvals for the HF Investment. The Subscription Agreement may be terminated under certain circumstances, including if the closing of the HF Investment has not occurred by December 29, 2023.

The HF Investment is subject to the potential exercise of preemptive rights (the “BBH Preemptive Rights”) by affiliates of Brown Brothers Harriman & Co. (the “BBH Stockholders”) to subscribe up to their pro-rata ownership of the capital stock of the Company, under the terms of that certain Investor Rights Agreement, dated April 4, 2022 (the “Investor Rights Agreement”), by and among the Company, the BBH Stockholders, and the other parties thereto. If the BBH Stockholders exercise the BBH Preemptive Rights, the aggregate offering size will be increased so as to permit the HF Investor to subscribe for the HF Subscription Amount (after giving effect to exercise of the BBH Preemptive Rights).

The Subscription Agreement also provides that following the Closing, the HF Investor shall have the right to designate to one (1) director to the board of directors of the Company (the “Board”), subject to the terms and conditions of the Amended and Restated Investor Rights Agreement (see below under “Amended and Restated Investor Rights Agreement”).

The foregoing descriptions of the Subscription Agreement, the HF Investment and the BBH Preemptive Rights are not complete and are qualified in their entirety by reference to the full text of the Subscription Agreement and the Investor Rights Agreement, which are included in this current report as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Amended and Restated Investor Rights Agreement

In connection with the HF Investment, the HF Investor and the current parties to the Investor Rights Agreement entered into an amendment and restatement of the Investor Rights Agreement (the “Amended and Restated Investor Rights Agreement”). The Amended and Restated Investor Rights Agreement will only be effective upon the closing of the HF Investment and will at such time restate and supersede the Investor Rights Agreement.

Among other things, the Amended and Restated Investor Rights Agreement will amend the Investor Rights Agreement to provide the HF Investor with the right to designate one (1) director to Class II of the Board, subject to the HF Investor (together with certain affiliates) owning at least 5% of the capital stock of the Company and the other terms and conditions set forth therein.

The foregoing description of the Amended and Restated Investor Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Investor Rights Agreement, which is attached to this current report as Exhibit 4.2 and is incorporated herein by reference.

Credit Agreement Amendment

On June 30, 2023, Westrock Beverage Solutions, LLC (the “Borrower”), a Delaware limited liability company and a wholly-owned subsidiary of the Company, entered into Amendment No. 2 (the “Amendment”) among the Borrower, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, to the Credit Agreement dated as of August 29, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the effectiveness of the Amendment, the “Existing Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), among the Borrower, the Company, Wells Fargo Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), as collateral agent and as swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, the issuing banks party thereto from time to time and the lenders party thereto from time to time.

The Amendment established a covenant relief period (the “Covenant Relief Period”) commencing on June 30, 2023, and ending on the earlier to occur of (i) April 1, 2025 and (ii) the date following December 31, 2023, on which the Borrower delivers to the Administrative Agent a certificate of a responsible officer (a) electing to terminate the Covenant Relief Period, (b) demonstrating a total net leverage ratio less than 3.75x and (c) attaching projections demonstrating compliance with the total net leverage ratio financial covenant (as in effect prior to giving effect to the Covenant Relief Period) until the then-existing latest maturity date.

During the Covenant Relief Period, (i) the total net leverage ratio financial covenant will be (a) 5.00x for the test period ending June 30, 2023, (b) 5.25x for the test period ending September 30, 2023, (c) 5.50x for the test periods ending on or after December 31, 2023 to and including September 30, 2024, (d) 5.00x for the test period ending December 31, 2024 and (e) 4.50x for the test period ending March 31, 2025 and (ii) the applicable margin for any term SOFR rate loan will range from 2.50% to 3.75% and for any ABR loan will range from 1.50% to 2.75%, in each case depending on the total net leverage ratio. After the Covenant Relief Period, the total net leverage ratio financial covenant and the applicable margin for term SOFR rate loans and ABR loans will be consistent with the terms of the Existing Credit Agreement. During and after the Covenant Relief Period, the minimum interest coverage ratio financial covenant will be 2.00x.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached to this current report as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report under the heading “PIPE Investment” is incorporated by reference into this Item 3.02.

Additionally, the Company also entered into a definitive agreement with an affiliate of the Herbert Hunt family (the “Hunt Investor”), pursuant to which the Company agreed to sell and issue to the Hunt Investor and the Hunt Investor agreed to purchase from the Company 2.5 million Common Shares (the “Hunt Subscription Amount”) at a purchase price per share of $10.00 for aggregate gross proceeds to the Company of $25 million (such transaction, the “Hunt Investment”, and together with the HF Investment, the “Investments”). The Hunt Investment is subject to customary closing conditions. The Hunt Investment is also subject to the BBH Preemptive Rights. If the BBH Stockholders exercise the BBH Preemptive Rights, the aggregate offering size will be increased so as to permit the Hunt Investor to subscribe for the Hunt Subscription Amount (after giving effect to exercise of the BBH Preemptive Rights).

The issuance of the Common Shares in the Investments and pursuant to the BBH Preemptive Rights (if any) is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Rule 506(b) of Regulation D promulgated under the Securities Act.

Item 8.01.	Other Events.

On June 30, 2023, the Company issued a press release announcing entry into the Investments and the Amendment. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description of Exhibit
4.1	Investor Rights Agreement, dated as of April 4, 2022, by and among Westrock Coffee Company, Westrock Group, LLC, The Stephens Group, LLC, Sowell Westrock, L.P., BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC and Riverview Sponsor Partners, LLC (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-4 (File No. 333-264464), initially filed on April 25, 2022 by Westrock Coffee Company)
4.2	Amended and Restated Investor Rights Agreement, dated as of June 29, 2023, by and among Westrock Coffee Company, Westrock Group, LLC, The Stephens Group, LLC, Sowell Westrock, L.P., BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC, Riverview Sponsor Partners, LLC and HF Direct Investments Pool, LLC
10.1	Subscription Agreement, dated June 29, 2023, by and between Westrock Coffee Company and HF Direct Investments Pool, LLC.
10.2	Amendment No. 2, dated as of June 30, 2023, among Westrock Beverage Solutions, LLC, as the borrower, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent.
99.1	Press Release, dated June 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COFFEE COMPANY

By:	/s/ Robert P, McKinney
	Name:	Robert P. McKinney
	Title:	Chief Legal Officer

Dated: June 30, 2023